EXHIBIT 5.2.1

                               SARA CHURGIN, ESQ.
                            104 Prospect Hill Street
                                Newport, RI 02840


                                November 12, 1999

United Raceways, Inc.
860 Via de la Paz, Suite E-1
Pacific Palisades, CA 90272

Re: Form S-8 Registration Statement relating to the registration of 4,862,000 shares of common stock $0.001 par value of United Raceways, Inc. pursuant to five Consulting Agreements.

Gentlemen:

I am acting as counsel for United Raceways, Inc. a Delaware corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form S-8 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of 4,862,000 shares (the "Shares") of common stock, par value $0.001 (the "Common Stock"), of the Company which shall be issued pursuant to five Consulting Agreements with the following individuals: George Todt; James Walters; Louis Geasland; Bruce Bell; and, James M. Brown, Jr.

In that connection, I have examined the Form S-8 Registration Statement in the form to be filed with the SEC. I have also examined and am familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable me to render the opinion expressed below.

I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, that all documents submitted to me as copies are true and correct copies of the originals thereof, that all information submitted to me was accurate and complete and that all persons executing and delivering origi9nals or copies of documents examined by me were competent to execute and deliver such documents. In addition, I have assumed that the Shares will not be issued for consideration equal to less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the Delaware Business Corporation Act.

Based on the foregoing and having due regard for the legal considerations I deem relevant, I am of the opinion that the Shares, or any portion thereof, when issued as described in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

This opinion is limited in all respects to the laws of the United States of America.

This opinion may be filed as an exhibit to the Registration Statement.

                                            Sincerely,


                                            SARA CHURGIN, ESQ.

                                            /s/ Sara Churgin